UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2008
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1 Employment Letter, dated May 14, 2008 (David Standring, Ph.D.)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 14, 2008, Idenix Pharmaceuticals, Inc. (“Idenix”) executed an employment letter with David Standring, Ph.D., Executive Vice President of Biology (the “Employment Letter”). A copy of the Employment Letter is filed herewith as Exhibit 10.1. Pursuant to the Employment Letter, Dr. Standring will receive an annual base salary of $260,000, which amount will be reviewed annually for increase. Dr. Standring is eligible to receive an annual performance-based target cash bonus equal to 35% of his annual base salary if, in the discretion of the board of directors, annual established performance criteria are satisfied. The actual cash bonus may range from 0% to 200% of the target amount. Dr. Standring’s annual performance-base target cash bonus percentage may, at the discretion of the board of directors, be periodically reviewed for increase. Dr. Standring is also eligible to receive annual equity awards, subject to the achievement of annual performance targets and approval by the board of directors or the compensation committee. It is anticipated that Dr. Standring’s annual target equity grant for 2008 will consist of an option to purchase 30,000 shares of Idenix common stock.
Dr. Standring’s employment is terminable by either Idenix or Dr. Standring at any time. If Dr. Standring’s employment is terminated by Idenix without cause, he is entitled to receive (i) a lump sum payment equal to one times his annual base salary plus the greater of (A) his target bonus for the current year or (B) the actual bonus earned in the preceding year, (ii) immediate vesting and exercisability of all outstanding equity awards, and (iii) payment of COBRA premiums, which will include group health, dental, disability and life insurance coverage, for a period of up to 12 months following his termination.
In addition to the payments described above, if Dr. Standring’s employment is terminated by Idenix without cause within one year following a change in control (as such term is defined in the Employment Letter) of Idenix, Dr. Standring is also entitled to an additional lump-sum payment equal to one times his annual base salary plus the greater of (A) his target bonus for the current year or (B) the actual bonus earned in the preceding year.
The foregoing description of the Employment Letter is qualified in its entirety by the text of the Employment Letter which is filed herewith as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.1	Employment Letter, dated May 14, 2008, between David Standring, Ph.D. and Idenix Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: May 15, 2008	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer

Exhibit Index
10.1	Employment Letter, dated May 14, 2008, between David Standring, Ph.D. and Idenix Pharmaceuticals, Inc.